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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (date of earliest event reported): OCTOBER 26, 1999
                               (OCTOBER 20, 1999)



                        Commission file number      1-12793
                                              -------------------



                                  STARTEK, INC.
                          ----------------------------
                            (Exact name of Registrant
                          as specified in its charter)


           DELAWARE                                       84-1370538
-------------------------------                ---------------------------------
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)



                    111 HAVANA STREET, DENVER, COLORADO 80010
                    -----------------------------------------
                    (Address of principal executive offices)


                                 (303) 361-6000
                           ---------------------------
                           (Issuer's telephone number)


                                 NOT APPLICABLE
              -----------------------------------------------------
              (Former name, former address, and former fiscal year,
                          if changed since last report)


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ITEM 5.  OTHER EVENTS

         On October 20, 1999, StarTek, Inc. (the "Company") announced the resignation of Thomas O. Ryder from the Company's board of directors, effective immediately. Mr. Ryder, who also serves as the chairman and CEO of The Reader's Digest Association, Inc. ("Reader's Digest"), announced the move following the recent formation of Gifts.com, a joint venture between the Company and Reader's Digest. Reader's Digest policy prohibits Mr. Ryder from serving on the board of a company that has a significant business relationship with Reader's Digest.

         The venture, announced last month, is the development of gifts.com, founded to become an E-commerce gift shopping website. Gifts.com is scheduled to be launched November 1. Under the agreement between the companies, Reader's Digest will own 80.1% of the jointly owned company and StarTek will own 19.9% of such company and will also provide fulfillment services to the company.

         StarTek contributed the proprietary domain name to the gifts.com initiative and will provide both E-commerce support and fulfillment. Reader's Digest brings to the new company its expertise in marketing, database management, project management and, through its Good Catalog Company, some of the gifts.com inventory.


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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          STARTEK, INC.




Date:  October 26, 1999                   By: /s/ Dennis M. Swenson
                                             -----------------------------------
                                              Dennis M. Swenson
                                              Executive Vice President and Chief
                                              Financial Officer (Principal
                                              Financial and Accounting Officer)